UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2014, the Board of Directors of Unum Group (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. Set forth below is a description of the amendments, which is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

•	Article II, Section 6 and Article III, Section 2 were amended to require that notice by a stockholder of any business or director nomination to be brought before an annual meeting of stockholders be submitted not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Previously, the deadline for such notices was the close of business on the 75th day prior to the preceding year’s annual meeting. As a result, notice of any business or director nomination that a stockholder wishes to present at the Company’s 2015 annual meeting of stockholders must be received by the Company at its principal executive offices no earlier than the close of business on January 20, 2015 and no later than the close of business on February 19, 2015.

•	Article II, Section 9 and Article III, Section 5 were amended to authorize the Lead Independent Director, if any, to preside over meetings of stockholders in the absence of the Chairman of the Board of Directors and to call special meetings of the Board of Directors, respectively.

•	Article III, Section 2 was amended to require delivery of certain documents, no later than the deadline specified above for stockholder notices, for a person nominated by a stockholder to be eligible as a director nominee. The required documentation includes a written questionnaire with respect to the background and qualification of such person and a written representation and agreement that the person, among other things, is not and will not become a party to any voting commitments or compensatory arrangements in connection with his or her service as a director without disclosing such commitments or arrangements to the Company.

•	Article III, Section 5 and Article VI, Section 1 were amended to clarify that notices to directors, including meeting notices, may be given by facsimile, electronic mail or text messaging, in addition to other means of electronic transmission.

•	Article VII, Section 5 was added to provide that, unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware, or if it lacks jurisdiction any state or federal court located in the State of Delaware that has jurisdiction, will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as they may be amended from time to time), and (d) any action asserting a claim governed by the internal affairs doctrine.

•	Article VIII, Section 6 was amended to provide for mandatory, rather than discretionary, advancement of expenses to any current or former director, officer, employee or trustee in connection with any proceeding or claim against which the person is entitled to be indemnified by the Company, upon receipt of a written request for such advancement and a written undertaking to repay such amounts if it is determined that the person is not entitled to be so indemnified.

•	In addition, certain non-substantive amendments were made in various sections of the Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

3.1	Amended and Restated Bylaws of Unum Group, effective December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: December 12, 2014	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Unum Group, effective December 12, 2014.